EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Kiwa Bio-Tech Products Group Corporation, a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The quarterly report on Form 10-Q for the period ended March 31, 2017 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2017

/s/ Yvonne Wang
Yvonne Wang
Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906 has been provided to KIWA BIO-TECH PRODUCTS GROUP CORPORATION and will be retained by KIWA BIO-TECH PRODUCTS GROUP CORPORATION and furnished to the Securities and Exchange Commission or its staff upon request.